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                                                                    EXHIBIT 3.24

                      CERTIFICATE OF LIMITED PARTNERSHIP


                                      OF


                                 PABTEX, L.P.


    1.  The name of the limited partnership is PABTEX, L.P.

    2. The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent at such address is The Corporation Trust Company.

    3.  The name, mailing address and street address of the general partner is:

             PABTEX GP, LLC
             209 Taft Ave Ext.
             Port Arthur, Texas 77643

    DATED this  22 day of December, 2000, to be effective January 1, 2001.
                --

                              PABTEX, L.P.

                              By:  PABTEX GP, LLC, its General Partner

                                    By:  Southern Industrial Services, Inc.,
                                         its Sole Member

                                         By:     /s/ Julie D. Powell
                                                 ------------------------------
                                         Name:   Julie D. Powell
                                                 ------------------------------
                                         Title:  Assistant Secretary
                                                 ------------------------------